UNION  ELECTRIC  COMPANY
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

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



                                       Year Ended December 31,
                                      -----------------------------------------------------------------

                                            1996         1997        1998        1999        2000

                                                       Thousands of Dollars Except Ratios

Net Income                                 $304,876    $301,655    $320,070    $349,252    $353,011
Add- Extraordinary items net of tax               -      26,967           -           -           -
                                          ----------   ---------   ---------   ---------   ---------
                                          ----------   ---------   ---------   ---------   ---------
Net income from continuing operations       304,876     328,622     320,070     349,252     353,011

                                          ----------   ---------   ---------   ---------   ---------
                                          ----------   ---------   ---------   ---------   ---------
   Taxes based on income                    196,210     199,763     212,554     226,696     224,149
                                          ----------   ---------   ---------   ---------   ---------
                                          ----------   ---------   ---------   ---------   ---------

Net income before income taxes              501,086     528,385     532,624     575,948     577,160
                                          ----------   ---------   ---------   ---------   ---------
                                          ----------   ---------   ---------   ---------   ---------



Add- fixed charges:
   Interest on long term debt               120,547     125,705     124,766     117,899     121,763
   Other interest                             7,828       9,299       1,660      (1,342)      4,219
   Rentals                                    3,458       3,727       3,416       3,899       3,928
   Amortization of net debt premium, discount,
      expenses and losses                     4,269       3,672       3,522       3,421       3,300

                                          ----------   ---------   ---------   ---------   ---------
                                          ----------   ---------   ---------   ---------   ---------
Total fixed charges                         136,102     142,403     133,364     123,877     133,210
                                          ----------   ---------   ---------   ---------   ---------
                                          ----------   ---------   ---------   ---------   ---------

Earnings available for fixed charges        637,188     670,788     665,988     699,825     710,370
                                          ==========   =========   =========   =========   =========
                                          ==========   =========   =========   =========   =========

Ratio of earnings to fixed charges             4.68        4.71        4.99        5.64        5.33
                                          ==========   =========   =========   =========   =========
                                          ==========   =========   =========   =========   =========


Earnings required for preferred dividends:
   Preferred stock dividends                 13,249       8,817       8,817       8,817       8,817
   Adjustment to pre-tax basis                7,363       4,257       4,649       4,544       4,439
                                          ----------   ---------   ---------   ---------   ---------
                                          ----------   ---------   ---------   ---------   ---------
                                             20,612      13,074      13,466      13,361      13,256

Fixed charges plus preferred stock dividend
    requirements                            156,714     155,477     146,830     137,238     146,466
                                          ==========   =========   =========   =========   =========
                                          ==========   =========   =========   =========   =========

Ratio of earnings to fixed charges plus
    preferred stock dividend requirements      4.06        4.31        4.53        5.09        4.85
                                          ==========   =========   =========   =========   =========
                                          ==========   =========   =========   =========   =========

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